Exhibit 10.1

EXECUTION VERSION

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 1, 2026 (the “Amendment Effective Date”), is entered into among Lord Abbett Private Credit Fund, a Delaware statutory trust, as the collateral manager (the “Collateral Manager”), Lord Abbett PCF Financing 2 LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the Lenders party hereto (each, a “Lender” and collectively, the “Lenders”), Royal Bank of Canada, as the administrative agent (the “Administrative Agent”) and Computershare Trust Company, N.A., not in its individual capacity but as the collateral agent (the “Collateral Agent”) and as the collateral custodian (the “Collateral Custodian”).

WHEREAS, the Collateral Manager, the Borrower, the Administrative Agent, the Lenders from time to time party thereto, the Collateral Agent and the Collateral Custodian are party to the Loan and Security Agreement, dated as of December 1, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), providing, among other things, for the making and the administration of the Advances by the Lenders to the Borrower;

WHEREAS, ING Capital LLC is joining the Loan Agreement as a Lender as of the date hereof; and

WHEREAS, the parties hereto desire to amend the Loan Agreement in accordance with Section 12.1 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1. As of the date of this Amendment, the Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. Each of the Borrower and the Collateral Manager hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Collateral Manager contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of such day (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects, and except for those representations and warranties made as of a specific date which are true, correct, and complete as of such date).

SECTION 3.2. Each of the Borrower and Collateral Manager hereby represents and warrants that this Amendment has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the Amendment Effective Date upon:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Administrative Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(c) the Administrative Agent shall have received the executed legal opinion or opinions of Dechert LLP, counsel to the Borrower and the Collateral Manager, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(d) each of the Administrative Agent and the Lenders have received all fees due and payable to such Person; and

(e) the Administrative Agent shall have received, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower and the Collateral Manager.

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ARTICLE V

Joinder

SECTION 5.1. From and after the date hereof, and by each of their signature hereto, ING Capital LLC shall be a Lender under the Loan and Security Agreement in accordance with the terms thereof.

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes.

SECTION 6.4. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 6.5. Electronic Signatures. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

LORD ABBETT PCF FINANCING 2 LLC, as the Borrower

By:	Lord Abbett Private Credit Fund, its sole member

By:	/s/ Randolph Stuzin
Name: Randolph Stuzin
Title: Vice President and Assistant Secretary

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

LORD ABBETT PRIVATE CREDIT FUND, as Collateral Manager

By:	/s/ Randolph Stuzin
Name: Randolph Stuzin
Title: Vice President and Assistant Secretary

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Lorna P. Mendelson
Name: Lorna P. Mendelson
Title: Authorized Signatory

By:	/s/ Nichole Foraker
Name: Nichole Foraker
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Lorna P. Mendelson
Name: Lorna P. Mendelson
Title: Authorized Signatory

By:	/s/ Richard Tantone
Name: Richard Tantone
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

ING CAPITAL LLC,
as a Lender

By:	/s/ Patrick Frisch
Name: Patrick Frisch
Title: Managing Director

By:	/s/ Richard Troxel
Name: Richard Troxel
Title: Director

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Collateral Agent

By:	/s/ Philip Dean
Name:
Title: Philip Dean/Vice President

COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as the Collateral Custodian

By:	/s/ Philip Dean
Name:
Title: Philip Dean/Vice President

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

Appendix A

EXECUTION VERSION

Conformed to Amendment No. ~~1~~2 to LSA, dated as of ~~April 23~~June 1, 2026

LOAN AND SECURITY AGREEMENT

by and among

LORD ABBETT PRIVATE CREDIT FUND,
as the Collateral Manager

LORD ABBETT PCF FINANCING 2 LLC,
as the Borrower

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

ROYAL BANK OF CANADA,
as the Administrative Agent

and

COMPUTERSHARE TRUST COMPANY, N.A.
as the Collateral Agent and the Collateral Custodian

Dated as of December 1, 2025

designated by the Administrative Agent from time to time), and (b) zero. If by 5:00 p.m. (Melbourne time) on the second (2nd) Business Day immediately following any BBSY Determination Day, BBSY in respect of such BBSY Determination Day has not been published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) and a Benchmark Replacement Date with respect to the Bank Bill Rate has not occurred, then BBSY for such BBSY Determination Day will be BBSY as published in respect of the first preceding Business Day for which BBSY was published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided that any BBSY determined pursuant to this sentence shall be utilized for purposes of calculation of the Bank Bill Rate for no more than three (3) consecutive BBSY Rate Days; provided that in no event shall the Bank Bill Rate determined pursuant to this sentence be less than zero. Any change in the Bank Bill Rate due to a change in BBSY shall be effective from and including the effective date of such change in BBSY without notice to Borrower.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: On any date, a ~~fluctuating~~rate per annum ~~interest rate~~ equal to the ~~highest~~greatest of (~~a~~i) the ~~highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein~~Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus ½ of 1.00%; provided that to the extent such highest rate as calculated above shall, at any ~~similar rate quoted therein (as determined by the Administrative Agent) or any similar release by~~time, be less than the Floor, such rate shall be deemed to be Floor for all purposes herein. Any change in the Base Rate due to a change in the Prime Rate or the Federal ~~Reserve Board (as determined by the Administrative Agent), (b)~~Funds Rate shall be effective on the opening of business on the day specified in the public announcement of such change in the Prime Rate or the Federal Funds Rate ~~plus 0.50% and (c) zero~~, respectively.

“Benchmark”: Initially, with respect to any:

(a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Dollars, Daily SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date with respect to any then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.18;

(b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Adjusted Daily Simple RFR applicable for such Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to any then-current Benchmark for such to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, ~~or~~ (iv) has (or has a parent company that has) become subject to an Insolvency Event, other than via an Undisclosed Administration.

“Delayed Draw Loan”: A Loan that (i) requires one or more future advances to be made to the Obligor, (ii) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates and (iii) does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that such loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Deposit Account”: The meaning specified in Section 9-102 of the UCC.

“Determination Date”: The last calendar day of each March, June, September and December, with the first Determination Date occurring in March 2026.

“DIP Loan”: Any Loan (i) with respect to which the related Obligor is a debtor in possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (iii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Discretionary Sale”: The meaning specified in Section 2.14(c).

“Disruption Event”: The occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the applicable interbank market, to fund any Advance, (b) any Lender shall have notified the Administrative Agent of a determination by such Lender that the rate at which deposits of Dollars offered to such Lender in the applicable interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance; (c) any Lender shall have notified the Administrative Agent of the inability of such Lender, as applicable, to obtain Dollars in the applicable interbank market to make, fund or maintain any Advance or (d) adequate and reasonable means do not exist for ascertaining the Benchmark for any Accrual Period, including because the Benchmark applicable to Dollars is not available or published on a current basis.

“Dollar Equivalent”: On any date of determination, with respect to an amount denominated in an Approved Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Approved Foreign Currency based upon the spot selling rate at which an Approved Foreign Currency may be exchanged for Dollars on the FXC GO screen of the calculated using (i) the Base Rate~~,~~ 365 or 366 days, as applicable, or (ii) Adjusted Daily Compounded CORRA, 365 days).

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: The Securities Account created and maintained on the books and records of the Securities Intermediary (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties.

“Interest Collections”: All payments of interest and fees on or received in respect of Loans and Permitted Investments, including (a) any payments of accrued interest received on the sale of Loans or Permitted Investments, (b) all payments of principal (including principal prepayments) on Permitted Investments purchased with the proceeds described in this definition and (c) origination, agency, structuring, management or other up-front fees, unused line, termination, make whole, prepayment and other fees in respect of the Loans; provided that Interest Collections shall not include Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan (including in connection with a Substitution).

“Interest Rate”: (a) The Benchmark plus (b) the Applicable Margin; provided that, upon and during the occurrence of a Disruption Event, “Interest Rate” shall mean the Base Rate plus the Applicable Margin. Accrued and unpaid interest on Advances shall be payable on each Payment Date.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“IRS”: The United States Internal Revenue Service.

“Joinder Supplement”: An agreement among the Borrower (if applicable), a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Lender”: The meaning specified in the Preamble, including collectively, each financial institution (i) listed on Annex B as having Commitments or (ii) which may from time to

Cash Spread of (i) for a Floating Rate Loan, 2.25% per annum or (ii) for a Fixed Rate Loan, 4.25% per annum; and (b) on each Payment Date, 50% of the total interest that would have accrued during the most recent Accrual Period if such PIKing Loan has not been deferring or capitalizing the payment of any portion of the cash interest due.

“Non-Usage Fee”: A fee payable quarterly in arrears for each day during the Reinvestment Period equal to the sum of the following:

(a) for each day during the first nine (9) months following the Closing Date, for each such day during such Accrual Period, zero Dollars ($0);

(b) from the 9-month anniversary of the Closing Date to and including the Reinvestment Period End Date:

(i) for each day during such Accrual Period that the Advances Outstanding on such day are less than fifty percent (50.00%) of the Facility Amount on such day, an amount equal to the sum of the products for each such day during such Accrual Period, of (i) one divided by 360, (ii) one hundred and twenty five basis points (1.25%), (iii) the positive difference between (x) fifty percent (50.00%) of the Facility Amount minus (y) the Advances Outstanding as of each such day;

(ii) for each day during such Accrual Period that the Advances Outstanding on such day are greater than or equal to fifty percent (50.00%) but less than seventy five percent (75.00%) of the Facility Amount on such day, an amount equal to the sum of the products for each such day during such Accrual Period, of (i) one divided by 360, (ii) seventy five basis points (0.75%), (iii) the positive difference between (x) seventy five percent (75.00%) of the Facility Amount minus (y) the Advances Outstanding as of each such day; and

(iii) for each day during such Accrual Period that the Advances Outstanding on such day are greater than or equal to ~~fifty~~seventy five percent (75.00%) of the Facility Amount on such day, zero Dollars ($0); and

(c) from the Reinvestment Period End Date to the Termination Date, for each such day during such Accrual Period, zero Dollars ($0).

“Note”: The meaning specified in Section 2.1.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested (or received) a promissory note from the related Obligor.

“Notice of Exclusive Control”: The meaning specified in the Account Control Agreement.

“Person”: An individual, partnership, limited partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency, instrumentality or political subdivision thereof), estate, company, limited liability partnership, nonprofit corporation, group, sector, territory or other entity or organization.

“PIK Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues, provided, that the interest of any Loan that is paid with the proceeds of a permitted drawing on a Revolving Loan shall not constitute PIK Interest.

“PIK Loan”: A Loan that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

“PIKing Loan”: Any PIK Loan in respect of which interest is being deferred or capitalized thereon as of any date of determination.

“Plan Asset Rules”: The regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations or any successor regulations, as modified or deemed to be modified by Section 3(42) of ERISA, and the rules and regulations thereunder.

“Platform”: Any electronic system, including Intralinks®, ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Prime Rate”: The rate of interest per annum determined by Royal Bank of Canada from time to time as its prime commercial lending rate for United States Dollar loans in the United States for such day. The Prime Rate is not necessarily the lowest rate that Royal Bank of Canada is charging any corporate customer.

“Principal Collection Account”: Each Securities Account created and maintained on the books and records of the Securities Intermediary (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties.

“Principal Collections”: All amounts received by the Borrower or the Collateral Agent that are not Interest Collections or Excluded Amounts to the extent received in cash by or on behalf of the Borrower or the Collateral Agent. Notwithstanding anything to the contrary herein, amounts received by the Borrower that are Interest Collections which are deposited into the Principal Collection Account pursuant to Section 2.7(a)(13) shall be created as Principal Collections hereunder.

“Private Credit Loan”: Any Loan that (i) does not otherwise meet the definition of “Broadly Syndicated Loan”; (ii) is a First Lien Loan (subject to customary exceptions for Permitted Liens including any such Lien securing a permitted working capital facility) or a Second Lien Loan; (iii) is not a Loan which is secured solely or primarily by common stock of its related

Fund or any Affiliate of any Loan Party is the Collateral Manager, 0.50% per annum of the aggregate Adjusted Principal Balance of all Eligible Loans measured as of the beginning of the Accrual Period preceding such Payment Date, and if any party other than Lord Abbett Private Credit Fund or any Affiliate of any Loan Party is the Collateral Manager, the Replacement Collateral Manager Fee.

“Subsidiary”: As to any Person, a corporation, partnership, company, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, company, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“Target Transaction Par Amount”: (a) From (and including) the Closing Date, to (but excluding) the twelve-month anniversary of the Closing Date, the greater of (x) $~~575,000,000~~645,000,000 and (y) the amount calculated pursuant to clause (b) hereof, and (b) from (and including) the twelve-month anniversary of the Closing Date to (and including) the last day of the Reinvestment Period, the greater of (i) the Dollar Equivalent of the aggregate Adjusted Principal Balance of all Eligible Loans as of the close of business on the six-month anniversary of the Closing Date and (ii) the then-current Dollar Equivalent of the aggregate Adjusted Principal Balance of all Eligible Loans, and (c) from (but excluding) the last day of the Reinvestment Period, the amount calculated pursuant to clause (b) hereof as of the last day of the Reinvestment Period.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term RFR Advance”: Individually and collectively as the context may require, a Daily SOFR Advance or a Daily Compounded CORRA Rate Advance.

“Termination Date”: The earliest of (a) the date that is twenty four (24) months after the Reinvestment Period End Date, (b) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date, in each case, pursuant to Section 9.2(a), (c) the date specified in the Borrower’s notice of declaration of the Termination Date pursuant to Section 2.3(c) or (d) the Specified Call Date.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, the Sale Agreement, the Account Control Agreement, the Fee Letter, each Note, any Joinder Supplement, any Transferee Letter, any Assignment and Assumption and the Collateral Agent Fee Letter.

“Transferee Letter”: The meaning specified in Section 12.16.

“Transferor”: Lord Abbett Private Credit Fund, a Delaware statutory trust, as seller of Loans to the Borrower.

“Transferor Loan”: Each Loan sold and/or contributed by the Transferor or an Affiliate thereof to the Borrower.

“Transferor Purchased Loan Balance”: As of any date of determination, an amount equal to the aggregate Outstanding Balance of all Transferor Loans acquired by the Borrower prior to such date.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unfunded Exposure Account”: Each Securities Account created and maintained on the books and records of the Securities Intermediary (or any other party acceptable to the Administrative Agent in its sole discretion) entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: On any date of determination, with respect to any Loan, the aggregate amount (without duplication) of the Dollar Equivalent of unfunded commitments (which shall include all unfunded revolver commitments and unfunded portions of delayed draw term loans).

“Unfunded Exposure Equity Amount”: On any date of determination, with respect

Section 2.2	Procedures for Advances by the Lenders.

(a) Subject to the limitations set forth in this Section 2.2, the Borrower may, during the Reinvestment Period, request the Lenders to make advances of funds (each, a “Loan Advance”) by delivering to the Administrative Agent the information and documents set forth in this Section 2.2 at the applicable times provided herein. Upon receipt of such information and documents, the Administrative Agent will provide notification to the Lenders with respect thereto.

(b) With respect to Advances, no later than 11:00 a.m., (i) with respect to Advances bearing interest at the Base Rate, on the date of the proposed Funding Date, (ii) with respect to Advances bearing interest at Daily SOFR, ~~one~~two (~~1~~2) Business ~~Day~~Days (or such shorter period as permitted by the Administrative Agent in its sole discretion, but not later than 11:00 a.m. on the date of the proposed Funding Date) prior to the proposed Funding Date, (iii) in the case of a borrowing of Daily Compounded CORRA Rate Advances, ~~two~~three (~~2~~3) RFR Business Days prior to the proposed Funding Date, (iv) in the case of a borrowing of Eurocurrency Rate Advances denominated in Australian Dollars, three (3) Eurocurrency Banking Days prior to the proposed Funding Date, (v) in the case of a borrowing of Eurocurrency Rate Advances denominated in Euros, ~~two~~three (~~2~~3) Eurocurrency Banking Days prior to the proposed Funding Date and (vi) in the case of a borrowing of Daily Simple RFR Advances, ~~two~~three (~~2~~3) RFR Business Days prior to the proposed Funding Date, the Borrower shall deliver:

  (i) to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered; and

  (ii) to the Administrative Agent and the Collateral Agent a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date of such Funding Notice and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (a) specify the desired amount of such Advance in Dollars, which amount shall not cause the Dollar Equivalent of the Advances Outstanding to exceed the Borrowing Base and, other than the initial Advance on the Closing Date, must be in a minimum amount of $500,000 (or the Dollar Equivalent in the applicable Approved Foreign Currency) and in integral multiples of $100,000 (or the Dollar Equivalent in the applicable Approved Foreign Currency) in excess thereof (or, in the case of any Advance to be applied to fund any draw under a Revolving Loan or Delayed Draw Loan, such lesser amount as may be required to fund such draw), to be allocated to each Lender in accordance with its Pro Rata Share, (b) specify the proposed Funding Date of such Advance, (c) specify the Loan(s) to be financed on such Funding Date (including the appropriate Obligor, Outstanding Balance, Assigned Value and Purchase Price for each Loan) and, with respect to any Revolving Loan or Delayed Draw Loan, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of such Loan(s) pursuant to Section 2.9(e), (d) include a calculation showing that, on a pro-forma basis, the Borrower is in compliance with both (A) the Minimum Equity Amount Test and (B) the Collateral Quality Tests, (e) specify, for each Loan to be financed on such Funding Date, (x) whether such Loan is a Broadly Syndicated Loan, a Private Credit Loan, a First Lien Loan, a First Lien Last Out Loan, a Second Lien Loan or a Senior Secured Bond and (y) the Advance Rate applicable to such Loan and (f) include a representation that all conditions precedent for an Advance described in Article taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall as directed by the Borrower (or Collateral Manager on its behalf).

Section 2.10	Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Collateral Manager to the Administrative Agent or the other Secured Parties hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in the applicable Currency in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the Collateral Manager, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at the Interest Rate applicable during an Event of Default, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to (i) the Base Rate and each RFR Advance denominated in Sterling, which shall be based on a year consisting of 365 or 366 days and (ii) each Daily Compounded CORRA Rate Advance, which shall be based on a year consisting of 365 days) for the actual number of days elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. To the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest at the Interest Rate until repaid in full.

(c) If any Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2 applicable to the Borrower, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance.

(d) If at any time after the Closing Date, the Advances Outstanding hereunder are not allocated among the Lenders in accordance with their respective Pro Rata Shares, the Lenders agree to make such purchases and sales of interests in the Advances Outstanding between themselves so that each Lender is then holding its relevant Pro Rata Share of Advances Outstanding based on their Commitments at such time (such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in

Annex A

If to ~~RBC~~the Administrative Agent:

ROYAL BANK OF CANADA
as the Administrative Agent

Royal Bank of Canada
200 Vesey Street
New York, New York 10281
Attention: Richard Tantone

Email: RBCCMRBCHYCreditTermFinancing@rbccm.com
Telephone: (212) 428-6977

with a copy to:

RBC Capital Markets, LLC
Two Little Falls Center
2751 Centerville Road, Suite 212
Wilmington, Delaware 19808
Attention: Securitization Finance
Email: DSAlternateFinanceMO@rbccm.com

~~RBC Capital Markets, LLC~~
~~Two Little Falls Center~~
~~2751 Centerville Road, Suite 212~~
~~Wilmington, Delaware 19808~~
~~Attention: Securitization Finance~~

~~Email: DSAlternateFinanceMO@rbccm.com~~

If to the Collateral Agent or the Collateral Custodian:

COMPUTERSHARE TRUST COMPANY, N.A.

9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: CLO Trust Services

Email: cctlordabbett@computershare.com

[Annex A]

Loan and Security Agreement

Annex A

If to the Lenders:

ROYAL BANK OF CANADA
as Lender

Royal Bank of Canada
200 Vesey Street
New York, New York 10281
Attention: Richard Tantone
Email: RBCCMRBCHYCreditTermFinancing@rbccm.com
Telephone: (212) 428-6977

with a copy to:

RBC Capital Markets, LLC
Two Little Falls Center
2751 Centerville Road, Suite 212
Wilmington, Delaware 19808
Attention: Securitization Finance
Email: DSAlternateFinanceMO@rbccm.com

ING CAPITAL LLC
as Lender

ING Capital LLC
1133 Avenue of the Americas
New York, New York 10036
Attention: Patrick Frisch
Email: Patrick.frisch@ing.com

[Annex A]

Loan and Security Agreement

Annex B

COMMITMENTS

Lender	Commitment
Royal Bank of Canada	$400,000,000
ING Capital LLC	$50,000,000
Total:	$~~400,000,000~~450,000,000

[Annex B]

Loan and Security Agreement